Exhibit 10.3
STANDARD FORM COMMERCIAL LEASE

1.	PARTIES		C&S Capital Properties, LLC
	(fill in)		51 Main Street, Stoneham, MA 02180
LESSOR, which expression shall include its heirs, successors, and assigns where the context so admits, does hereby lease to Century Bank and Trust Company
400 Mystic Avenue, Medford, MA 02155

2.	PREMISES (fill in and include, if applicable, suite number, floor number, and square feet)		LESSEE, which expression shall include successors, executors administrators, and assigns where the context so admits, and the LESSEE hereby leases the following described premises 55 High Street, Medford, MA containing approximately 4,590 s.f. of rentable first floor space, including basement, and the two existing on-site parking spaces.

together with the right to use in common, with others entitled thereto, the hallways, stairways and elevators necessary for access to said leased premises, and lavatories nearest thereto.

3.	TERM		The term of this lease shall be monthly commencing on August 17, 2007 and ending on thirty (30) days written notice to LESSOR.
(fill in)
BASE

4.	RENT		The LESSEE shall pay to the LESSOR rent at the rate of $68,850.00 dollars per year, payable in advance in monthly installments of $5,737.50
(fill in)

5.	SECURITY		[DELETED]
DEPOSIT
(fill in)

6.	RENT		[DELETED]
ADJUSTMENT

	A.	TAX	[DELETED]
ESCALATION
(fill in or delete)

	B.	OPERATING	[DELETED]
COST
ESCALATION
(fill in or delete)

	C.	ADDITIONAL RENT (Pro Rata Share):	In addition to the Base Rent due hereunder, LESSEE shall pay LESSOR on a triple net (NNN) basis sixty five percent (65%) of the amount of all real estate taxes and operating costs, including, but not limited to Insurance.

	C.	CONSUMER PRICE ESCALATION (fill in or delete)	[DELETED]

GREATER BOSTON REAL ESTATE BOARD	All rights reserved. This form may not be copied or reproduced whole or in part in any manner whatsoever without the prior express written consent of the Greater Boston Real Estate Board.

7.	UTILITIES “delete air conditioning” if not applicable	The LESSEE shall pay, as they become due all bills for electricity and other utilities (whether they are used for furnishing heat or other purposes) that are furnished to the leased premises and presently separately metered and all bills for fuel furnished to a separate tank servicing the leased premises exclusively. The LESSOR agrees to provide all other utility service and to furnish reasonably hot and cold water (except to the extent that the same are furnished through separately metered utilities or separate fuel tanks as set forth above) to the leased premises, the hallways, stairways, and lavatories during normal business hours on regular business days of the heating and air conditioning seasons of each year to service and to light passageways and stairways during business hours, and to furnish such cleaning service as is customary in similar buildings in said city or town, all subject to interruption due to any accident, to the making of repairs, alterations, or improvements, to labor difficulties, to trouble in obtaining fuel, electricity, service, or supplies from the sources from which they are usually obtained for said building or to any cause beyond the LESSOR’S control.

LESSOR shall have no obligation to provide utilities or equipment other than the utilities and equipment with the premises as of the commencement date of this lease. In the event LESSEE requires additional utilities or equipment, the installation and maintenance thereof shall be the LESSEE’S sole obligation, provided that such installation shall be subject to the written consent of the LESSOR.

8.	USE OF LEASED PREMISES (fill in)	The LESSEE shall use the leased premises only for the purpose of operating a Branch Bank.

9.	COMPLIANCE WITH LAWS	The LESSEE acknowledges that no trade or occupation shall be conducted in the leased premises or use made thereof which will be unlawful, improper, noisy or offensive, or contrary to any law or any municipal by law or ordinance in force in the city or town, in which the premises are situated.

10.	FIRE INSURANCE	The LESSEE shall not permit any use of the leased premises which will make voidable any insurance on the property of which the leased premises are a part, or on the contents of said property or which shall be contrary to any law or regulation from time to time established by the New England Fire Insurance Rating Association or any similar body succeeding to its powers. The LESSEE shall on demand reimburse the LESSOR and all other tenants all extra insurance premiums caused by the LESSEE’s use of the premises.

11.	MAINTENANCE A LESSEE’S OBLIGATIONS	The LESSEE agrees to maintain the leased premises in good condition damage by fire and other casualty only excepted, and whenever necessary to replace plate glass and other glass therein acknowledging that the leased premises are now in good order and the glass whole. The LESSEE shall not permit the leased premises to be over loaded, damaged, stripped, or defaced, nor suffer any waste. LESSEE shall obtain written consent of LESSOR before erecting any sign on the premises.

	B LESSOR’S OBLIGATIONS	The LESSOR agrees to maintain the structure of the building of which the leased premises are a part in the same condition as it is at the commencement of the term or as it may be put in during the term of this lease reasonable wear and tear, damage by fire and other casualty only excepted unless such maintenance is required because of the LESSEE or those for whose conduct the LESSEE is legally responsible.

12.	ALTERATIONS-ADDITIONS	The LESSEE shall not make structural alterations or additions to the leased premises, but may make non-structural alterations provided the LESSOR consents thereto in writing, which consent shall not be unreasonably withheld or delayed. All such allowed alterations shall be at LESSEE’s expense and shall be in quality at least equal to the present construction. LESSEE shall not permit any mechanics’ liens, or similar liens to remain upon the leased premises for labor and material furnished to LESSEE or claimed to have been furnished to LESSEE in connection with work of any character performed or claimed to have been performed at the direction of LESSEE and shall cause any such lien to be released of record forthwith without cost to LESSOR. Any alterations or improvement made by the LESSEE shall become the property of the LESSOR at the termination of occupancy as provided herein.

13.	ASSIGNMENT-SUBLE ASING	The LESSEE shall not assign or sublet the whole or any part of the leased premises without LESSOR’s prior written consent Notwithstanding such consent. LESSEE shall remain liable to LESSOR for the payment of all rent and the full performance of the covenants and conditions of this lease.

14.	SUBORDINATION	This lease shall be subject subordinate to any and all mortgages, deeds of trust and other instruments in the nature of a mortgage, now or at any time hereafter, a lien or liens on the property of which the leased premises are a part and the LESSEE shall, when requested, promptly execute and deliver such written instruments as shall be necessary to show the subordination of this lease to said mortgages, deeds of trust or other such instruments in the nature of a mortgage.

15.	LESSOR’S ACCESS	The LESSOR or agents of the LESSOR may, at reasonable times, enter to view the leased premises and may remove placards and signs not approved and affixed as herein provided, and make repairs and alterations as LESSOR should elect to do and may show the leased premises to others, and at any time within three (3) months before the expiration of the term, may affix to any suitable part of the leased premises a notice for letting or selling the leased premises or property of which the leased premises are a part and keep the same so affixed without hindrance or molestation.

16.	INDEMNIFICATION AND LIABILITY (fill in)	The LESSEE shall save the LESSOR harmless from all loss and damage occasioned by the use or escape of water or by the bursting of pipes, as well as from any claim or damage resulting from neglect in not removing snow and ice from the roof of the building or from the sidewalks bordering upon the premises so leased of by any nuisance made or suffered on the leased premises, unless such loss is caused by the neglect at the LESSOR. The removal of snow and ice from the sidewalks bordering upon the leased premises shall be LESSOR’S responsibility.

17.	LESSEE’S LIABILITY INSURANCE (fill in)	The LESSEE shall maintain with respect to the leased premises and the property which the leased premises are a part comprehensive public liability insurance in the amount of 1,000,000 with property damage insurance in limits of 500,000 in responsible companies qualified to do business in Massachusetts and in good standing therein insuring the LESSOR as well as LESSEE against injury to persons or damage to property as provided. The LESSEE shall deposit with the LESSOR certificates for such insurance at or prior to the commencement of the term, and thereafter within thirty (30) prior to the expiration of any such policies. All such insurance certificates shall provide that such policies shall not be cancelled without at least ten (10) days prior written notice to each assured named therein.

18.	FIRE CASUALTY- EMINENT DOMAIN	Should a substant at portion of the leased premises or of the property of which they are a part be substantially damaged by fire or other casualty, or by taken by eminent domain, the LESSOR may elect to terminate this lease. When such file, casualty or taking renders the leased premises substantially unsuitable for their intended use, a just and proportionate abatement of rent shall be made, and the LESSEE may elect to terminate lease if:

(a) The LESSOR fails to give written notice within thirty (30) days of intention to restore leased premises, or

(b) The LESSOR fails to restore the leased premises to a condition substantially suitable for their intender use within ninety (90) days of said fire casualty or taking.

The LESSOR reserves, and the LESSEE grants to the LESSOR, allrights which the LESSEE may have for damages or injury to the leased premises for any taking by eminent domain, except for damage to the LESSEE fixtures, property or equipment.

19.	DEFAULT AND BANKRUPTCY (fill in)	In the event that

(a)   The LESSEE shall default in the payment of any installment of rent or other sum herein sec fed and such default shall continue for ten (10) days after written notice thereof, or

(b)   The LESSEE shall default in the observance or performance of any other the LESSEE’s covenant’s agreements, or obligations hereunder, and such default shall not be corrected within thirty (30) days after written notice thereof, or

(c)   The LESSEE shall be declared bankrupt or insolvent according to law, or if any assignment shall be made of LESSEE’S property for the benefit of creditors,

then the LESSOR shall have the right thereafter, while such default continues, to reenter and take complete possession of the leased premises, to declare the term of this lease ended, and remove the LESSEE’s effect without prejudice to any remedies which might be otherwise used for arrears of rent or other default. The LESSEE shall indemnity the LESSOR against all loss of rent and other payments which the LESSOR may into by reason of such termination during the residue of the term. If the LESSEE shall default, after reasonable notice thereof, in the observance or performance of any conditions or covenants on LESSEE’s part to be observed or performed under or by virtue of any of the provisions in any article of this lease, the LESSOR without be under any obligation to do so and without thereby waiving such default, may remedy such default for the account and at the expense of the LESSEE. If the LESSOR makes any expenditures or incurs any obligations to the payment of money in connection therewith, including but not limited to, reasonable attorney’s fees in instituting, prosecuting or defending any action or proceeding such sums paid or obligations insured, with interest at the rate of 12 per cent per annum and costs, shall be paid to the LESSOR by the LESSEE as additional rent.

20.	NOTICE (fill in)	Any notice from the LESSOR to the LESSEE relating to the leased premises or to the occupancy thereof, shall be deemed duly served if left at the leased premises addressed to the LESSEE or it mailed to the leased premises, registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSEE. Any notice from the LESSEE to the LESSOR relating to the leased premises or to the occupancy thereof, shall be deemed duly served, if mailed to the LESOR by registered or certified mail, return receipt requested, postage prepaid, addressed to the LESSOR at such address as the LESSOR mail from time to time advise in writing a rent notices shall be paid and sent to the LESSOR at 51 Main Street, Stoneham, MA 02180.

21.	SURRENDER	The LESSEE shall at the expiration or other termination of this lease remove all LESSEE’s goods and effect from the leased premises, (including, without hereby limiting the generality of the foregoing all signs and letaring affixed or painted by the LESSEE, either inside or outside the leased premises). LESSEE shall deliver to the LESSOR the leased premises and all keys, locks thereto, and other fixtures connected therewith and all alterations and additions made to or upon the leased premises, in good condition, damage by fire or other casualty only excepted. In the event of the LESSEE’s failure to remove any of LESSEE’s property from the premises LESSOR is hereby authorized without liability to LESSEE for loss or damage thereto and at the sole risk of LESSEE, to remove and store any of the property at LESSEE’s expense or to retain same under LESSOR’s control or to sell at public or private sale, without notice any or all of the property not so removed and to apply the net proceeds of such sale to the payment of any sum due hereunder or to destroy such property.

22.		[DELETED]

23.	OTHER PROVISIONS
IN WITNESS WHEREOF, the said parties hereunto set their hands and seals this 14th day of August 2007.

Century Bank and Trust Company	C&S Capital Properties LLC

By: /s/ Jonathan G. Sloane, Co-Pres/Co-CEO	By: /s/ Joseph Senna

LESSEE Jonathan G. Sloane, Co-President & Co-CEO	LESSOR Jeseph Senna
Managing Partner

LESSEE	LESSOR

BROKER(S)